As filed with the Securities and Exchange Commission on December 30, 1998 Registration No. 33-92682

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                           POST-EFFECTIVE AMENDMENT NO. 1

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DROVERS BANCSHARES CORPORATION
                  (Exact Name of Issuer as Specified in its Charter)
  Pennsylvania
(State or other jurisdiction of incorporation or organization)

23-2209390
(I.R.S. Employer Identification Number)

                                30 South George Street
                               York, Pennsylvania, 17401
                (Address of Principal Executive Offices, Including Zip Code)

                            DROVERS BANCSHARES CORPORATION
                               1995 STOCK OPTION PLAN
                               (Full Title of the Plan)

George L.F. Guyer, Jr., Senior Vice President   Copy to:
Drovers Bancshares Corporation                  Paul G. Mattaini, Esquire
30 South George Street                          Barley, Snyder, Senft & Cohen
York, PA  17401                                 126 East King Street
(Name and Address of Agent for Service)         Lancaster, PA  17602-2893

                                  (717) 843-1586
            (Telephone Number, Including Area Code, of Agent for Service)
























     This Post-Effective Amendment No. 1 is being filed to indicate changes to the DroversBancshares Corporation 1995 Stock Option Plan (the "Plan"). The Plan has been modified to reflect the recent listing of the Corporation's common stock on NASDAQ. Specifically, the Plan's definition of "fair market value" on any date now references (i) the closing price, or (ii) in the absence of trading on such date, the highest bid and lowest asked prices for the Corporation's common stock, each as reported on NASDAQ for such date (or for the previous business day if the date is not a business day).

















































	PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	Incorporation of Documents by Reference.

	The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in and made a part of this registration statement by reference as of their respective dates:

	(1) The registrant's Annual Report filed on form 10-K for the year ended December 31, 1997.

	(2) The registrant's Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

	(3) The description of the registrant's Common Stock in the registrant's Registration Statement on Form 8-A under the Securities Exchange Act of
1934, as amended (the "'34 Act"), which was declared effective on March 1, 1983.

	All documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the '34 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

	A description of the registrant's Common Stock to be offered is not provided in this registration statement because such class of the registrant's securities is registered under Section 12 of the '34 Act.

Item 5.	Interests of Names Experts and Counsel.

	Neither the registrant's independent auditors, Stambaugh-Ness, P.C. nor the registrant's counsel, Barley, Snyder, Senft & Cohen, LLC, nor any individual employed by or associated with either such firm in a professional capacity, was employed by the registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its subsidiaries or was connected with the registrant or any of its subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee

Item 6.	Indemnification of Directors and Officers.

	Under Pennsylvania law, corporations have the power to indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer or another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by him I connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he will be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of a duty to the corporation and to make an other indemnification that will be authorized by the articles of incorporation or bylaws or resolution adopted after notice to the shareholders. The registrant expects to maintain insurance of behalf of any person who is a director or officer against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such.

	The registrant's By-laws contain the following provision in connection with indemnification of directors and officers:

	Section 4.01. Indemnification. To the full extent permitted by the laws of the Commonwealth of Pennsylvania, as they exist on the date hereof or as they may hereafter be amended, the corporation shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened,pending or completed investigation, claim, action, suit or proceeding, (whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, an action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director, officer or employee of the Corporation or, while serving as a director, officer of employee of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that there shall be no indemnification hereunder with respect to any settlement or other non adjudicated disposition of any threatened or pending Proceeding unless the corporation has given its prior consent to such settlement or disposition.
The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continued after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to these By-laws shall deprive any Indemnitee of any right under this Article with respect to any act or omission of such Indenture occurring prior to such amendment, alteration, change, addition or repeal.

	Section 4.02. Payment of Expenses. Expenses incurred by an Indemnitee in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation

	Section 4.03. When Indemnification is Not to be Made. Indemnification pursuant to Section 4.01 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

	As to the restricted securities which may be reoffered or resold pursuant to this registration statement, the registrant believes that the shares issued to date pursuant to the Plan were exempt from registration pursuant to Rule 701.

Item 8.	Exhibits.


Number							Exhibit

5.1* and 23.1*			Opinion and Consent of Barley, Snyder,Senft &
					Cohen, with respect to the securities registered
					hereunder

23.2*					Consent of Stambaugh-Ness, P.C.

24.1*					Power of Attorney

99.1					Drovers Bancshares Corporation 1995 Stock Option
                              Plan, as amended

* Previously filed

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the
      Securities Act of 1933;


	(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering at that time shall be deemed to be the initial bona fide offering thereof.

                    EXHIBIT INDEX

5.1* and 23.1*			Opinion and Consent of Barley, Snyder,
					Senft & Cohen, with respect to the
					securities registered hereunder

23.2*					Consent of Stambaugh-Ness, P.C.

24.1*					Power of Attorney

99.1					Drovers Bancshares Corporation 1995
					Stock Option Plan, as amended

* Previously filed











EXHIBIT 24.1

                              POWER OF ATTORNEY


	Each of Drovers Bancshares Corporation (the "Company") and the undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints A. Richard Pugh and George L.F. Guyer and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned officers' and directors' capacity of capacities shown below, this Registration Statement and any and all documents in support of this Registration Statement or supplement thereto, any and all amendments, including any and all post-effective amendments to the foregoing; and each of the Company and said officers and directors hereby grants to said attorneys, and to any one or more of the, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as the Company might or could do, and as each of said officers and directors might or could do personally in his capacity or capacities as aforesaid, and each of the Company and said officers and directors hereby confirms and approves all acts and things which said attorneys or attorney might do or cause to be done by virtue of this Power of Attorney and its or his signature as the same may be signed by said attorneys or attorney, or any one or more of them to this Registration Statement and any and all amendments thereto, including any and all post-effective amendments to the foregoing

	IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be signed on its behalf, and each of the undersigned officers and directors thereof in the capacity or capacities noted has hereunto set his hand, on the dates indicated below.

						DROVERS BANCSHARES CORPORATION


Dated: January 25, 1995    			By:   /s/ A. Richard Pugh


					TITLE				DATE

/s/ L. Doyle Ankrum                	Director			January 25, 1995
L. Doyle Ankrum

/s/ Josephine D. Appell            	Director			January 25, 1995
Josephine D. Appell

/s/ Debra A. Goodling              	Senior 			January 25, 1995
Debra A. Goodling			Vice President
					Chief Financial
					Officer and Treasurer
					(Principal Financial
					and Accounting Officer)

/s/ J. Samuel Gregory              	Director			January 25, 1995
J. Samuel Gregory

/s/ Daniel E. Hess                 	Director			January 25, 1995
Daniel E. Hess

/s/ George W. Hodges               	Director			January 25, 1995
George W. Hodges

/s/ Herbert D. Lavetan             	Director			January 25, 1995
Herbert D. Lavetan

/s/ Mahlon P. Leiphart             	Director			January 25, 1995
Mahlon P. Leiphart

/s/ Richard M. Linder              	Director and		January 25, 1995
Richard M. Linder			Chairman of the
					Board

/s/ David C. McIntosh              	Director			January 25, 1995
David C. McIntosh

/s/ Frank Motter                   	Director			January 25, 1995
Frank Motter

/s/ Robert L. Myers, Jr.           	Director			January 25, 1995
Robert L. Myers, Jr.

/s/ Harlowe R. Prindle             	Director			January 25, 1995
Harlowe R. Prindle

/s/ A. Richard Pugh                	Director,			January 25, 1995
A. Richard Pugh			President and
					Chief
					Executive Officer
					(Principal Executive
					Officer)

/s/ Basil A. Shorb, III            	Director			January 25, 1995
Basil A. Shorb, III

/s/ D. John Sparler                	Director			January 25, 1995
D. John Sparler

/s/ Robert H. Stewart, Jr.         	Director			January 25, 1995
Robert H. Stewart, Jr.

/s/ John U. Wisotzkey              	Director			January 25, 1995
John U. Wisotzkey










	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 25, 1998.

						DROVERS BANCSHARES CORPORATION

						BY:	/s/ A. Richard Pugh
							A. Richard Pugh, President and
							Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

					TITLE				DATE

*					Director			November 25, 1998
 L. Doyle Ankrum

 /s/ John D. Blecher		Vice President and	November 25, 1998
 John D. Blecher			Assistant Treasurer
					(Principal Accounting
					Officer)

*                        	Executive			November 25, 1998
 Debra A. Goodling		Vice President,
					Chief Financial
					Officer and Treasurer
					(Principal Financial
					Officer)

*                        	Director			November 25, 1998
 J. Samuel Gregory

*                        	Director			November 25, 1998
 Daniel E. Hess

*                        	Director			November 25, 1998
 George W. Hodges

*                        	Director			November 25, 1998
 Herbert D. Lavetan

*                        	Director			November 25, 1998
 Richard M. Linder

*                       	Director			November 25, 1998
 David C. McIntosh

*                        	Director			November 25, 1998
 Frank Motter

*                        	Director			November 25, 1998
 Robert L. Myers, Jr.

*                        	Director			November 25, 1998
 Harlowe R. Prindle

*                       	Director, Chairman	November 25, 1998
 A. Richard Pugh			President and
					Chief Executive
					Officer (Principal
					Executive Officer)

*                       	Director			November 25, 1998
 Basil A. Shorb, III

*                        	Director			November 25, 1998
 D. John Sparler

*                        	Director			November 25, 1998
 Robert H. Stewart, Jr.

* By: /s/ George Guyer
        George Guyer,
        Attorney in fact

































EXHIBIT 99.1


                            DROVERS BANCSHARES CORPORATION

                                1995 STOCK OPTION PLAN

I. THE PLAN


     1. Purpose. The purpose of this Plan is to provide a means whereby Drovers Bancshares Corporation (the "Company") may, through the grant of stock options to Key Employees, as defined below, attract and retain persons of ability as employees, and motivate such persons to exert their best efforts on behalf of the Company or any present or future Subsidiary thereof. As used herein, the term "Subsidiary" shall mean any corporation which at the time an option is granted under this Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1954 (the "Code"), as amended from time to time, or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code. The term "Key Employees" shall mean those employees (including officers who are also employees) of the Company or of any Subsidiary, who, in the judgment of the Committee defined in Section 2 below, are considered especially important to the future of the Company.
The options to purchase Common Stock, $5.00 par value, of the Company ("Stock") granted under the Plan ("Options") are intended to be either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") or options that do not meet the requirements for Incentive Stock Options ("Nonqualified Stock Options").

     2. Administration of the Plan. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The function of the Committee may be performed by another standing committee of the Company's Board or a portion thereof (provided that the members are qualified hereunder) and all references hereunder to the Committee shall be deemed to refer to such committee or portion thereof. The Committee shall consist of not less than three members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") Members of the Committee shall be appointed by the Board and serve at the Board's pleasure. Each member of the Committee shall be a member of the Board. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. All decisions and selections by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. A member of the Committee who is eligible to receive a stock option under the Plan shall not vote on any question relating specifically to that member. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been unanimously made at a duly held meeting of the Committee.

     The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any stock options granted to Key Employees, and make such other determinations and take such other actions as it deems necessary or advisable. Without limiting the generality of the foregoing, the Committee may, in its discretion, treat all or any portion of any period during which a Key Employee is on military leave or on an approved leave of absence from the Company or a Subsidiary as a period of employment by the Company or such Subsidiary, as the case may be, and not as an interruption of employment, for purposes of maintaining the Key Employee's continuous status as an employee and accrual of rights under any Options.
Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.



II. OPTIONS


     1. Options. Subject to the provisions of the Plan, the Committee may grant Options from time to time in accordance with provisions of this
Article II.

     2. Shares Subject to Options. Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of 100,000 (1) shares of Stock (subject to adjustment hereunder). The Company shall reserve said number of shares for Options granted under the Plan subject to adjustment as provided in Section 1 of Article VII. The shares issued upon the exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any Options granted hereunder should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject to an Option shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

     3. Grant of Options to Key Employees. Subject to the provisions of the Plan, and in particular this Article II, the Committee shall (i) determine and designate from time to time those Key Employees to whom Options are to be granted and the number of shares of Stock to be optioned to each such employee and (ii) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period. Notwithstanding the above, no option shall be granted pursuant to this Section 3 after the expiration of ten (10) years from the effective date of the Plan as defined in
Section 5 of Article IV hereof.

     Options need not be identical and in fixing the terms of any Option, the Committee may take into account such individual factors bearing on the value of an employee as it considers appropriate.

     4. Terms and Conditions of Options. Each Option granted under the Plan to a Key Employee pursuant to Section 3 hereof shall be evidenced by an agreement with the Optionee (the "Option Agreement") in a form approved by the Committee. Each Option and the Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.





(1) As of the date of the adoption of the plan.


     (a) Option Period. Subject to the terms of Section 3 hereof, each Option Agreement shall specify the period for which the Option thereunder is granted and exercisable, as determined by the Committee, and shall provide that the Option shall expire at the end of such period. In no event shall any option be exercisable after the expiration of ten (10) years from the date of grant provided, however, that if the exercise price is determined pursuant to
Section 4(c)(2) hereof, an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of grant.

     (b)  Date of Grant. The date of grant of an Option to a Key
Employee under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Key Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     (c)  Option Price.

          (1) The option price per share of Stock shall be determined by the Committee at the time any Option is granted and shall not be less than the fair market value of one share of Stock on the date the Option is granted. The Committee shall have full authority to determine the fair market value of a share of stock. Fair Market Value of a share of Stock on any date shall be (i) the closing price, or (ii) in the absence of trading on such date, the mean between the lowest bid and highest asked price for the Corporation's common stock, each as reported on NASDAQ for such date (or for the previous business day if the date is not a business day).

          (2)  If an Incentive Stock Option is granted to a Key
Employee then owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary taking into account the attribution rules of Section 424(d) of the Code, then the Committee shall set the Incentive Stock Option price per share of Stock at 110% of the Incentive Stock Option price determined pursuant to subsection
(1) hereof.

     (d)  Exercise of Incentive Stock Option.

          (1) Subject to subsection (2) below, the Option Agreement may provide that the Option may be exercised in such installments as the Committee may determine during the option period.

          (2)  In the event the aggregate fair market value
(determined at the time the option is granted) of stock with respect to which Incentive Stock Options are exercisable hereunder for the first time by any Key Employee during any one calendar year (under this Plan and all other Incentive Stock Option Plans of the Company or any Subsidiary) shall exceed $100,000, such options shall be treated in part as Incentive Stock Options and in part as Nonqualified Stock Options, taking options into account in the order in which they were granted. In such a case, the Company may designate the shares of stock that are to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

     (e)  Exercise During Employment or Following Retirement,
Termination, Disability or Death. Unless otherwise provided in the terms of an Option Agreement, an Option may be exercised by an Optionee only while the Optionee is an employee of the Company or a Subsidiary and has maintained continuous status as an employee since the date of the grant of the Option, except if the Optionee's continuous employment ceases by reason of the Optionee's voluntary termination of employment, retirement, involuntary termination due to staff reduction or other internal reorganization, disability or death. If the continuous employment of an Optionee ceases as a result of the Optionee's voluntary termination of employment, retirement or involuntary termination due to staff reduction or other internal reorganization, the Optionee may, but only within a period of ninety (90) days beginning on the day following the date of such termination of employment (and no later than the date the Option would otherwise expire), exercise the option to the extent that Optionee was entitled to exercise it at the date of such termination of continuous employment. If the continuous employment of an Optionee is terminated as a result of the Optionee's disability, such Optionee may, but only within a one (1) year period from the date of such termination of employment (and no later than the date that the Option would otherwise expire), exercise the option to the extent the Optionee was entitled to exercise the Option immediately prior to the Optionee's death, such Option of the deceased Optionee may be exercised, but only within one (1) year from the date of the Optionee's death (and no later than the date on which such Option would otherwise expire), by the person or persons (including the Optionee's estate) to whom the Optionee's rights under such Option shall have passed by will or by the laws of descent and distribution. Termination of continuous employment for any other reason, including termination for cause (under the Company's then existing personnel policies), shall result in the immediate cancellation of the Option.

     The terms "continuous employment" and "continuous status as an employee" mean the absence of any interruption or termination of employment with the Company or with any present or future Subsidiary. Employment shall not be considered interrupted in the case of transfers between the Company and any Subsidiary or between Subsidiaries, nor in the case of any military leave or any approved leave of absence which the Committee, in its discretion, treats as a period of employment.

     (f)  Non-transferability.  No Option granted to a Key
Employee under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

     (g) No Rights as Shareholder. No Optionee shall have any rights as a shareholder with respect to any shares of Stock subject to the Optionee's Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

     (h)  No Rights to Continued Employment.  The Plan and any
Option granted pursuant to Section 3 of this Article II shall not confer upon any Key Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or any Subsidiary employing an Optionee to terminate the Optionee's employment at any time.

     5.  Disposition of Shares by Key Employees.

     (1) With respect to shares of Stock acquired as a result of the exercise of an Incentive Stock Option, any disposition of such shares other than by will or by the laws of descent and distribution before the later of the expiration of the two (2) year period beginning on the date such Incentive Stock Option was granted or the expiration of the one (1) year period beginning on the date of the transfer of such share pursuant to such exercise, will not be prohibited by the Plan, but may disqualify the disposition from receiving favorable tax treatment under
Section 421(a) of the Code.

     (2) No share of Stock acquired as a result of the exercise of a Nonqualified Stock Option granted under the Plan shall be subject to any restrictions on transferability or otherwise on account of the Plan.

     6. Code Requirements for Incentive Stock Options. Each Incentive Stock Option Agreement shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Incentive Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code.


III. EXERCISE AND PURCHASE PROVISIONS


     1.  Limitation on Exercise of Options. Each Option granted under the
Plan shall provide that the option may not be exercised in whole or in part by the Optionee for less than 100 shares of Stock unless only less than 100 shares of Stock remain subject to the Option. In addition, an Option may not be exercised for a fractional share.

     2. Payment of Purchase Price upon Exercise of Option. Each Option granted under the Plan shall provide that the purchase price of the shares as to which an Option is exercised will be paid to the Company at the time of exercise, either in cash, or in Stock already owned by the Optionee or to be acquired by the Optionee upon exercise of the Option, and having a total fair market value, as determined by the Committee, equal to the purchase price, or in a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

     3.  Procedure for Exercising Options. Each Option granted under the
Plan shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and the Incentive Stock Option Agreement or the Nonqualified Stock Option Agreement, as the case may be.

     An option may be exercised, subject to the applicable provisions of this Plan relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of shares and, contemporaneously with delivery of each such notice, (ii) tender of the purchase price as provided in Section 2 hereof. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices.

      In connection with the exercise of an option, the Optionee may complete and sign an Option Exercise Form along with signed written instructions to the Company instructing the Company to deliver the Stock to a broker or other party. Upon receipt of such signed, completed Option Exercise Form, the written, signed instructions, and full payment in cash for the Stock to be acquired, the Company shall deliver the Stock to the broker or other party in accordance with the written instructions.

IV. MISCELLANEOUS PROVISIONS

     1. Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan pursuant to Articles II and III hereof and the number and kind of shares subject to Option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

     2. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder and the obligations of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     3. Modification of Options. At any time and from time to time the Board of the Company may authorize the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred by the grant of a new Option at such time or impair the Option without the consent of the holder of the option.

     4. Amendment and Termination of the Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan except that no action of the Board may increase (other than as provided in Section 1 hereof) the maximum number of shares permitted to be optioned under the Plan, reduce the minimum option price provided for in Section 4(c) of Article II or extend the period within which Options may be exercised, unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company.

     5. Effective Date of the Plan. The effective date of the Plan shall be the date of its adoption by the Board of Directors of the Company, but such adoption shall be subject to approval and ratification of a majority of the votes cast by shareholders of the Company entitled to vote within twelve (12) months of the date the Plan is adopted.

     6. Interpretation of Incentive Stock Options. The terms of this Plan which relate to the grant of Incentive Stock Options to Key Employees are intended to comply with rules and regulations regarding the qualification of Incentive Stock Options under Section 422 of the Code, and the Plan shall be interpreted and construed accordingly. Except with respect to certain disqualifying dispositions of Stock acquired as a result of the exercise of an Incentive Stock Option, which are not prohibited by the Plan, if a provision of the Plan conflicts with any such rule or regulation, then the provision of the Plan shall be void and of no force and effect.

     7.  Options and Rights in Substitution for Stock Options Granted by
Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become or are about the become key employee of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the Substitute Options so granted may vary from the terms and conditions set forth in Section 4 of
Article II of this Plan to such extent as the Board of Directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

     8.  Acceleration of Exercisability on Change in Control.  Upon a
Change in Control of the Company, all Options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability to termination of employment.

     For purposes of the Plan, a "Change in Control" of the Company shall mean:

(i)  the change in the Board of Directors of the Company or
		Drovers & Mechanics Bank (the "Bank"), during any twenty-four (24) month period ending on or after the date of this Agreement, if the individuals who were directors of the Company and the Bank at the beginning of the period cease during such period to constitute at least a majority of the Board of Directors of the Company and the Bank;

(ii)  the commencement of a tender or offer or exchange offer by any
		entity, person or group (including any affiliates of such entity, person or group, by other than an affiliate of Company) for twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Company;

(iii)  the acquisition by any entity, person or group (including any
		affiliates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of the Company's or the Bank's capital stock entitled to twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Company or the Bank;

(iv)  The effective time of the merger, consolidation, division, share
		exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company or the Bank (a "Business Combination"), as a result of which (a) the holders of the outstanding voting capital stock of the Company immediately prior to such Business Combination, excluding any shareholder who is a party to the Business Combination (other than the Company) or is such party's affiliate as defined in the Securities Exchange Act of 1934, hold less than seventy-five percent (75%) of the voting capital stock of the surviving or resulting corporation or (b) the Company holds less than one hundred percent (100%) of the voting capital stock of the Bank; or

(v)  the transfer of substantially all of the assets of the Company or
		the Bank other than to a wholly owned subsidiary of the Company or the Bank, as applicable.

     9. Successors and Assigns. This Plan shall be binding upon the legally constituted successors of the Company. Upon the dissolution or merger of the Company into a successor corporation, or any transaction resulting in the transfer or exchange of shares involving the Company, this Plan shall be binding upon and, if required, shall be adopted by the shareholders of said successor entity. The obligations created under this Plan regarding adoption, implementation and exercise under this Plan shall be binding upon said successor entity.